Exhibit 5.1

June 24, 2005

Board of Directors

PowerCold Corporation

P.O. Box 1239

115 Canfield Street

LaVernia, TX  78121

Re:

PowerCold Corporation-- Registration Statement on Form S-1 for 5,072,995 Shares of Common Stock

Gentlemen:

We have acted as counsel for PowerCold Corporation, a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (File Number 333-119112) relating to the registration of an aggregate of 5,072,995 shares (the "Shares"),  of the Company's Common Stock, par value $0.001 per share ("Common Stock"), all of which may to be sold by certain stockholders of the Company, namely Laurus Master Fund, Ltd., a Cayman Islands company (the "Selling Stockholder"). The Shares consist of:   (i) 4,457,995 shares of common stock issuable upon conversion of a convertible term note, and (ii) common stock acquirable upon exercise of warrants to purchase 615,000 shares of common stock (the warrants are referred to as  the  “Derivative Securities”).

This opinion is being furnished in accordance with the requirements of Item 27 of Form SB-2 and Item 601(b)(5)(i) of Regulation S-B.

We have examined the Registration Statement and such documents and records of the Company and other documents as we had deemed necessary for purposes of this opinion. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, and the authenticity of all documents submitted to us.

We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation.

Based upon the foregoing, we are of the opinion that upon the occurrence of the following events:

(a)

due action by the Board of Directors of the Company authorizing the issuance and/or sale of the Derivative Securities and Shares by the Selling Stockholder;

(b)

filing of the Registration Statement and any amendments thereto and the effectiveness of the Registration Statement and the continued effectiveness of the Registration Statement;

(c)

due execution by the Company and registration by its registrars of the Derivative Securities and Shares of the Selling Stockholder and sale thereof as contemplated by the Registration

PowerCold Corporation

June 24, 2005

Statement and in accordance and in compliance with all federal and state laws and other governmental authorizations;

(d)

upon exercise of the Derivative Securities in conformity with and pursuant to the terms and  conditions  of the  Derivative Securities,  and  receipt by the Company of the purchase  price therefor as specified in the Derivative Securities,  and  the  subsequent  issuance  of  the  Shares  upon  exercise  of the Derivative Securities in conformity with and pursuant to the terms and conditions of the Derivative Securities;

the Derivative Securities and Shares are duly authorized for issuance and are validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-B or Item 509 of Regulation S-K.

Furthermore, the opinion expressed herein is based upon a summary review of Nevada General Corporation Law, which includes, but is not limited to, relevant provisions in the Nevada Constitution, relevant statutory provisions and relevant reported judicial decisions interpreting those laws.

For purposes of Item 509, of Regulation S-K, I have been granted an option to acquire 25,000 shares of Common Stock of the Company, for past legal services performed on behalf of the Company.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to PowerCold Corporation, the Selling Stockholder,  the Derivative Securities, or the Shares.

Very truly yours,

CHARLES A. CLEVELAND, P.S.

/s/ Charles A Cleveland

By:

Charles A. Cleveland

CAC:clw